Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF APRIL 30, 2013

(in thousands, except share data)

April 30, 2013
ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$198,675
Cash equivalents held in trust	10,304

Total investments held in trust	208,979
Cash and cash equivalents	2,208
Fixed-maturity securities, at fair value	16,764
Accrued investment income	1,355
Premiums receivable	1,138

Total assets	$230,444

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$60,318
Losses payable	3,289
Unearned premiums	1,736
Accrued ceding commission expense	117
Other liabilities	224

Total liabilities	65,684

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	94,880

Total stockholder’s equity	164,760

Total liabilities and stockholder’s equity	$230,444

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED APRIL 30, 2013

(in thousands)

April 30, 2013
Revenues:
Premiums earned	$(451)
Net investment income	686

Total revenues	235

Expenses:
Underwriting Expenses	379
General and administrative expenses	195

Total expenses	574

(Loss) income before federal income taxes	(339)
Federal income tax benefit	—

Net (loss) income	$(339)